                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 1995
                                                 -------------------------------

                              NU-TECH BIO-MED, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)


        Delaware                        0-11772                  25-1411971
--------------------------------------------------------------------------------
(State or other jurisdic-             (Commission              (IRS Employer
  tion of incorporation)              File Number)           Identification No.)


55 Access Road, Warwick, Rhode Island                                   02886
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code (401) 732-6520
                                                   -----------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

     On December 6, 1995, the Company entered into a Letter of Intent with Infotechnology, Inc. ("Infotech"), Advanced Corporate Services, Inc. ("Advanced"), Questech Capital, Inc. ("Questech") and American Cytogenetics, Inc. ("ACI") pursuant to which the Company, subject to the completion of a formal agreement, will acquire from Infotech, Advanced and Questech all of the Common and Preferred Shares owned by each of them in ACI representing approximately 53.9% of all of ACI's issued and outstanding shares of Common Stock and approximately 59.9% of all of ACI's issued and outstanding shares of Preferred Stock. In addition, the Company will acquire, directly from ACI, an additional number of shares of Common Stock which, when added to the shares to be acquired from Infotech, Advanced and Questech, will total approximately 67% of all of ACI's issued and outstanding shares of Common Stock. Infotech, Questech and Advanced are sometimes collectively referred to herein as the "Control Shareholders", the Common Shares to be acquired from the Control Shareholders are sometimes referred to herein as the "Control Common Shares", the shares of Preferred Stock to be acquired from the Control Shareholders are sometimes referred to herein as the "Control Preferred Shares", and the Common Shares to be acquired directly from ACI are sometimes referred to herein as the "Direct Purchase Shares". The anticipated purchase price to be paid to the Control Shareholders is an aggregate of $784,200, of which $237,825 is to be paid in cash to Infotech, $59,529 is to be paid in cash to Advanced, and $486,204 is to be paid to Questech by the delivery of 51,179 restricted shares of Nu-Tech Bio-Med, Inc.. In addition, Nu-Tech Bio-Med, Inc. is to deliver to Questech a 5-Year Warrant to purchase 15,000 shares of Nu-Tech Bio-Med, Inc. Common Stock at an exercise price equal to the average of the high offer and low bid price for Nu-Tech Bio-Med, Inc.'s Common Stock for the 30 days immediately succeeding the date of the Letter of Intent. The final number of shares to be delivered to Questech shall be based on 68% of the average bid and asked price for Nu-Tech Bio-Med, Inc.'s Common Stock for the 30 days following the date of the Letter of Intent. The number of shares of Common Stock to be purchased directly by Nu-Tech Bio-Med, Inc. from ACI at the closing will be for an aggregate purchase price of $300,000. The transaction is anticipated to be completed on or before January 31, 1996 and is subject to, among other things, the approval of the transaction by the respective Boards of each of the entities, the execution of a mutually acceptable definitive agreement and the attainment of all necessary approvals relating thereto.

     ACI is a licensed clinical laboratory located in North Hollywood, California and is engaged in the business of providing disease-specific laboratory testing services principally in the areas of cervical cancer and certain sexually transmitted diseases. The principal laboratory test conducted by ACI is the test commonly known as the "pap smear". It is believed that ACI processes in excess of 400,000 pap tests per year and is one of the largest laboratories of its type in the country.

     With the completion of the transaction, Nu-Tech Bio-Med, Inc. will be the largest shareholder of ACI and ACI will be a majority owned subsidiary of Nu-Tech Bio-Med, Inc. Nu-Tech Bio-Med, Inc., at the present time, intends to continue the operation of ACI as a separate entity. However, Nu-Tech reserves the right, based upon further analysis, business and operating conditions, to increase its ownership in ACI through further investment or to determine the feasibility and advisability of merging or combining ACI with Nu- Tech Bio-Med, Inc. No assurance may be given that such transaction may occur in the future or the terms and conditions upon which such transaction might proceed. Other than causing a majority of ACI's Board of Directors to be constituted by individuals elected by Nu-Tech Bio-Med, Inc., and other than the election of J. Marvin Feigenbaum, Chairman of Nu- Tech Bio-Med, Inc., as Chairman of ACI, Nu-Tech Bio-Med, Inc. has no present plans to replace or alter the senior management of ACI, but reserves the right, upon completion of the transaction, to reexamine all personnel with a view to maximizing business and operating efficiencies. ACI is presently traded in the over-the-counter market on the OTC Bulletin Board under the symbol "ACYT". Nu-Tech Bio-Med, Inc. is traded in the SmallCap Market of the Nasdaq Stock Market under the symbol "NTBM" and is listed on the Boston Stock Exchange under the symbol "NTBM.B".

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NU-TECH BIO-MED, INC.



                                                  By: /s/ J. Marvin Feigenbaum
                                                     ---------------------------
                                                     J. Marvin Feigenbaum
                                                     Chairman of the Board,
                                                     President, Chief Executive
                                                     and Chief Financial Officer

Dated:  December 8, 1995

                                        3